Exhibit 99.1



                              Kerr-McGee to Present
                              ---------------------
            at Friedman, Billings, Ramsey Annual Investor Conference
            --------------------------------------------------------

     Oklahoma City, Dec. 1, 2003 - Luke Corbett, chairman and chief executive officer of Kerr-McGee Corp. (NYSE: KMG), will speak at the Friedman, Billings, Ramsey 10th Annual Investor Conference in New York City at 9:30 a.m. EST Wed., Dec. 3. The live audio webcast and slides used in the presentation will be available on Kerr-McGee's website at www.kerr-mcgee.com. The webcast replay will be archived for 30 days on Kerr-McGee's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.
                                      # # #

Media Contact:    Debbie Schramm
                  Direct: 405-270-2877
                  Pager: 888-734-8294
                  dschramm@kmg.com

Investor Contact: Rick Buterbaugh
                  405-270-3561